                                                                    EXHIBIT 99.1

                              ARTHUR ANDERSEN LLP




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------


To the Stockholders of
D-Vision Systems, Inc.

We have audited the accompanying consolidated balance sheet of D-VISION SYSTEMS, INC. AND SUBSIDIARY (an Illinois corporation) as of June 30, 1997 and the related consolidated statements of operations, cash flows and stockholders' deficit for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of D-Vision Systems, Inc. and Subsidiary as of June 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                   /s/ Arthur Andersen LLP
                                                   -----------------------
                                                   ARTHUR ANDERSEN LLP

Chicago, Illinois
September 23, 1997

                     D-VISION SYSTEMS, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                     $    408
   Accounts Receivable (net of reserves and
    allowances of $ 318)                                              819
   Inventory (net of reserve of $ 59)                                 133
                                                            -------------
   Total current assets                                             1,360
DEPOSITS                                                               36
PROPERTY & EQUIPMENT, net (Note 3)                                    798
                                                            -------------

   Total Assets                                                  $  2,194
                                                            =============

            LIABILITIES & STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Trade payables                                                $  1,155
   Accrued compensation expenses                                      443
   Bank borrowings (Note 4)                                         1,250
   Reserve for warranty expenses                                      124
   Deferred credit for rent abatement                                  76
   Current portion of capital lease
    obligations (Note 5)                                              222
   Other liabilities                                                  287
                                                            -------------
   Total current liabilities                                        3,557

CAPITAL LEASE OBLIGATIONS (Note 5)                                    154
                                                            -------------

   Total Liabilities                                                3,711
                                                            -------------

COMMITMENTS (Note 5)
STOCKHOLDERS' DEFICIT
   Preferred Stock - Class A, no par value,
    15,000,000 shares authorized,
    14,212,191 shares issued and outstanding                        5,415
   Preferred Stock - Class B, no par value,
    20,000,000 shares authorized,
    16,583,264 shares issued and outstanding                        3,424
   Common Stock, no par value, 50,000,000
    shares authorized, 6,850,184 shares issued
    and outstanding                                                   633
   Retained deficit                                               (10,989)
                                                            -------------
   Total Stockholders' Deficit                                     (1,517)
                                                            -------------

   Total Liabilities and Stockholders' Deficit                   $  2,194
                                                            =============

       The accompanying notes to these consolidated financial statements are an integral part of this balance sheet.

                     D-VISION SYTEMS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1997
                                (IN THOUSANDS)


Revenues (Note 2):
   Software Licenses                                  $ 1,657
   Hardware                                             3,145
                                                      -------
     Total Revenues                                     4,802
                                                      -------

Costs of Sales (Note 2):
   Cost of Software Licenses                              399
   Cost of Hardware                                     2,774
                                                      -------
     Total Cost of Sales                                3,173
                                                      -------

     Gross Profit                                       1,629


Sales & Marketing Expense                               1,676
Research & Development Expense                            827
General & Administrative Expense                        2,708
                                                      -------
     Total Costs and Expenses                           5,211
                                                      -------


Operating Loss                                         (3,582)

Other Income                                              701
Interest Expense                                         (227)
Interest Income                                            39
                                                      -------

Loss before Income Taxes                               (3,069)
Provision for Income Taxes                                  -
                                                      -------

Net Loss                                              $(3,069)
                                                      =======

       The accompanying notes to these consolidated financial statements are an integral part of this statement of operations.

                     D-VISION SYSTEMS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                (IN THOUSANDS)


                              COMMON STOCK            CLASS A. CONVERTIBLE       CLASS B. CONVERTIBLE
                              NO PAR VALUE,             PREFERRED STOCK            PREFERRED STOCK
                            50,000,000 SHARES            NO PAR VALUE,              NO PAR VALUE,
                                                          15,000,000                 20,000,000                          TOTAL
                              AUTHORIZED               SHARES AUTHORIZED          SHARES AUTHORIZED
                         --------------------         -------------------        -------------------     RETAINED    STOCKHOLDERS'
                          SHARES      AMOUNT           SHARES     AMOUNT          SHARES     AMOUNT       DEFICIT       DEFICIT
                         --------    --------         --------   --------        --------   --------     --------    -------------
Balance at June 30,
 1996 - net of 370
 shares of common
 treasury stock
 at $106                   5,686        $237           2,518       $3,000                                $ (7,920)     $(4,683)

 Net Income (loss)                                                                                         (3,069)      (3,069)

 Stock issued for cash                                11,018        2,275        16,583      3,424                       5,699

 Stock issued in lieu
  of compensation          1,164         396             676          140                                                  536
                          ------       -----         -------      -------       -------    -------     ---------      --------
Balance at June 30, 1997   6,850        $633          14,212       $5,415        16,583     $3,424      $(10,989)      $(1,517)
                          ======       =====         =======      =======       =======    =======     =========      ========

       The accompanying notes to these consolidated financial statements are an integral part of this statement of stockholders' deficit.

                     D-VISION SYSTEMS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED JUNE 30, 1997
                                (IN THOUSANDS)

Cash flows from operating activities:
   Net loss                                             $(3,069)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
    Depreciation & amortization                             427

    Changes in operating assets and
      liabilities:
     Accounts receivable                                    427
     Inventory                                              419
     Deposits                                               (15)
     Other assets                                            77
     Accounts payable                                      (453)
     Accrued compensation expense                           289
     Other liabilities                                     (262)
                                                        -------

       Net cash used in operating activities             (2,160)
                                                        -------


Cash flows from investing activities:
  Purchases of property and equipment                      (368)
                                                        -------

       Net cash used in investing activities               (368)
                                                        -------


Cash flows from financing activities:
  Payoff of line of credit                                 (650)
  Payoff bridge loans from investors                     (2,550)
  Proceeds from sale of common &
   preferred stock                                        5,699
  Principal payments on capitalized
   leases                                                  (190)
 Stock issued for services rendered                         536
                                                        -------
                                                          2,845
                                                        -------

Net increase in cash and cash equivalents                   317

Cash and cash equivalents at beginning of period             91
                                                        -------

Cash and cash equivalents at end of period              $   408
                                                        =======

Cash paid during the year for:
  Interest                                                  227
  Taxes                                                 -------


       The accompanying notes to these consolidated financial statements are an integral part of this statement of cash flows.

                     D-VISION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  THE COMPANY

D-Vision Systems, Inc. (the "Company"), incorporated in 1990, develops, markets and supports Windows NT based, real time, non-linear, digital video editing software products. The Company's products are sold throughout the world primarily to post production facilities in the broadcast, film and related video industries. Through December 1996, the Company sold turnkey systems to its distributors who then resold them to end users. Since January 1997, the Company sells its software products in combination with certain audio/video hardware to its distributors who, in turn, integrate them with other appropriate hardware into turnkey systems which are then sold to end users.

The Company's international revenues were primarily generated from customers located in Canada, Europe and Asia. Revenues from international customers were approximately $ 2,375,000 in fiscal 1997. Total assets related to international sales, composed primarily of accounts receivable, were approximately $ 430,000 or approximately 19 % of total assets as of June 30, 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH & CASH EQUIVALENTS. Cash equivalents are highly liquid investments with insignificant interest rate risk and original maturities of 90 days or less and are stated at amounts which approximate fair value, based on quoted market prices. At June 30, 1997, cash equivalents consisted of a short-term bank certificate of deposit which matured within one week of the date of the balance sheet.

CONCENTRATION OF CREDIT RISK. Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of accounts receivable. As of June 30, 1997, approximately 32 % of gross accounts receivable were concentrated with 4 customers. The Company generally does not require collateral on accounts receivable as the customers to whom the Company has granted credit are considered to be credit worthy and are well established. The Company periodically performs credit evaluations of its customers and maintains reserves for potential losses.

PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over three years.

REVENUE RECOGNITION. The Company's revenues consist of software license revenues as well as revenues from the sale of certain types of audio/video computer hardware which is required to operate the Company's software products. Such hardware is sold only in combination with its' software products. Until December 1996, the Company's revenues consisted primarily of the sale of turnkey computer systems which were integrated by the Company. Since January 1997, revenues were mainly derived from the sale of software and/or audio/video hardware kits which the Company's distributors used to build their own turnkey systems.

Software license and hardware revenues consist of sales of software licenses and/or hardware products which are recognized upon the execution of a purchase order and the shipment of the software and/or hardware. There are no significant obligations to be fulfilled by the Company once shipment is made.

Customer payment terms vary. Amounts received in advance of satisfying revenue recognition criteria are classified as deferred revenue and are included as other liabilities in the accompanying consolidated balance sheet.

The Company generally warrants that its products will function substantially in accordance with documentation provided to customers for approximately one year, in the case of turnkey systems sold before December 1996, and for approximately three months for software and/or audio/video hardware packages sold since January 1997. As of June 30, 1997 warranty claims incurred were recognized in the accompanying consolidated statement of operations and a reserve for probable future warranty obligations has been made in the accompanying consolidated balance sheet.

COST OF SOFTWARE LICENSES AND HARDWARE. Cost of software licenses and hardware consist primarily of the cost to purchase materials for the duplication and packaging of software products and the cost of purchasing hardware items. These costs also include the cost of providing software maintenance to customers such as telephone hotline support, new releases of software and updated user documentation. Such maintenance expenses have not been significant to date.

SOFTWARE DEVELOPMENT COSTS. In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", software development costs are expensed as incurred until technology feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. To date, establishment of technological feasibility of the Company's products and general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and therefore, the Company has not capitalized any software development costs.

STOCK-BASED COMPENSATION PLANS. SFAS No. 123, "Accounting for Stock-Based Compensation", establishes financial accounting and reporting standards for the stock-based employee compensation plans and requires a fair value based method to determine the compensation cost of such plans. Management has determined that the Company will not adopt the accounting method prescribed by the new standard but has, as allowed by the standard, only provided supplemental pro-forma disclosure of the effect of such adoption in Note 6.

3.  PROPERTY & EQUIPMENT

      Property and equipment consists of the following:

                                                     JUNE 30 1997
                                                  ----------------
Computer equipment                                      $  806,017
Assets under capitalized leases                            615,305
Furniture & fixtures                                        42,796
Leasehold improvements                                      41,320
                                                  ----------------
                                                         1,505,438
Less accumulated depreciation                             (706,958)
                                                  ----------------
                                                        $  798,480
                                                  ================

4.  BANK BORROWINGS

The Company's borrowings consist of a line of credit (the "Line of Credit") with a bank (the "Lender"), which expired on June 30, 1997. The Line of Credit contains certain general requirements for the Company to maintain the quality of its asset base in a manner acceptable to the Lender, however it does not require specific financial ratios or other minimum financial targets to be met. Beginning on the expiration date, the Lender and the Company entered into a Forbearance agreement whereby the Lender agreed to delay seeking repayment of the loan until July 18, 1997. On July 15, 1997 the Company repaid the outstanding balance plus accumulated interest owed to the Lender. At June 30, 1997 the Company had $ 1,250,000 of borrowings outstanding under the Line of Credit which bear interest at the bank's prime rate (8.5 % at June 30, 1997).

5.  COMMITMENTS

(a) Operating Leases

The Company leases its office facilities and certain office equipment under operating leases which expire at various dates through the year 2000. Rent expense is recognized as each monthly payment becomes due. Per the lease agreement for the Company's office space, a full abatement was received for the rent payments which would have otherwise been due for the first eighteen months of the lease. Afterwards, rent is payable for the remainder of the lease at rates which escalate at specified intervals.

During the first eighteen months of the lease, when the abatement was in effect, rent expense was recognized and the value of the abatement was recorded as a deferred credit on the balance sheet. The deferred rent abatement is being amortized evenly over the remaining term of the lease. The total rent expense during fiscal 1997 was approximately $ 232,000 before the amortization of the rent abatement of $ 29,000.

Future minimum lease payments under all noncancellable operating leases, including the lease for office space, in effect as of June 30, 1997 are as follows:

                       1998       $208,000
                       1999        222,000
                       2000        145,000
                                  --------
                        Total     $575,000
                                  ========

(B) CAPITAL LEASE OBLIGATIONS

In February and March 1996, the Company entered into certain contracts to lease computer equipment, a trade show booth and related assets under agreements which expire in 1999 and which have been capitalized under the provisions of SFAS No.
13, "Accounting for Leases".   A total of approximately $ 615,000 was
capitalized and included in fixed assets and a total of approximately $ 262,000 of accumulated depreciation has been recognized through June 30, 1997 on the accompanying balance sheet.

The notes payable under these obligations, which expire in March 1999, bear interest at rates between 7 % and 12.62 %. Blended principal and interest payments are approximately $ 20,000 per month.

6.    STOCKHOLDERS' EQUITY

Preferred and Common Stock. In September 1996, the Company created a new class of Preferred Class B stock. During fiscal 1997, the Company raised an additional $ 5,699,000 of equity through the sale of 11,018,213 shares of Preferred Class A and 16,583,264 shares of Preferred Class B stock.

The table below sets forth certain information with respect to the various classes of preferred stock:

                                                Common Stock         Preferred Stock
                                                ------------  ------------------------------
                                                                Class A         Class B
                                                              ------------  ----------------
Number of shares authorized                       50,000,000   15,000,000        20,000,000
Annual cumulative dividend rate                          ---          15 %              10 %
Liquidation preference price per share
   (excluding declared but unpaid dividends)             ---  $    .21109       $    .34372
Redemption price per share                               ---  $    .21109       $    .34372

All classes of preferred stock are convertible at any time into an equal number of common shares, as defined in the Articles of Incorporation, as amended. The holders of Preferred A and B Stock have equal voting and conversion rights with each other and with the holders of Common Stock.

In the event of a liquidation of the Company, the Preferred Shares would be redeemed at the original price of issuance, plus accrued and unpaid dividends as well as a pro-rata distribution of all remaining proceeds, as if all preferred shares were converted to an equal number of common shares. Preferred stock dividends are to be paid when and if declared by the Board of Directors.

INCENTIVE STOCK OPTIONS. During fiscal 1996 and prior years, the Company issued incentive and non-qualified stock options to a number of employees and investors at varying exercise prices which were determined at the discretion of the Board of Directors. For employees, such options were granted in connection with past and continued employment with the Company whereas such options were granted to investors for their past services rendered. The exercise prices for these options ranged from $ .05 to $ 1.58 per share. During fiscal 1997, there were no new options granted and no shares were issued under these option agreements. All open option agreements at June 30, 1997 were terminated in connection with the sale of the Company subsequent to the year-end (see Note 10).

The Company accounts for these options under APB Opinion No. 25, "Accounting for Stock Issued to Employees", under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS Statement No. 123, "Accounting for Stock Based Compensation", the Company's net loss would have been increased as follows:


Net Loss - as reported          $ (3,494,000)

Net Loss - pro forma            $ (3,543,000)

A summary of the status of the Company's stock options and the changes during fiscal 1997 is presented below:

                                          Weighted Average     Range of
                                Options    Exercise Price   Exercise Prices
                                --------  ----------------  ---------------
Outstanding at June 30, 1996    480,826               $.76      $.05 - 1.58
Options Granted                     ---                ---              ---
Options Exercised                   ---                ---              ---
Options Forfeited               (73,840)               .05              .05
Options Expired                     ---                ---              ---
                                -------
Outstanding at June 30, 1997    406,986               $.89      $.05 - 1.58
                                =======

The fair value of each option grant is estimated on the date of the grant using the Black Scholes option pricing model with the following weighted-average assumptions used for grants in 1997, a risk-free interest rate of 6.5 %, no expected divided yield and expected life of 10 years. The weighted average fair value of options outstanding as of June 30, 1997 is $ .67.

STOCK ISSUANCE COMMITMENTS TO EMPLOYEES. During fiscal 1997, the Company entered into agreements with certain key employees to seek approval from its' Board of Directors to issue Company stock or the right to such stock to these employees. The agreements called for specified numbers of shares or the rights to such shares to be reserved and/or issued to each employee based on the achievement of certain goals such as number of years service, the valuation of the Company at specified points in the future or a change in control of the Company. A vote by the Board of Directors on these arrangements was not made prior to the sale of the Company (see Note 10) and therefore, such a plan was never implemented. At the time of the sale of the Company, certain agreements were reached with each of the Company's then current employees whereby each would receive a specified compensation payment. These payments, in the amount of approximately $4,000,000 were made in July 1997.

7.  INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred taxes are determined based on the difference between the financial statement and tax reporting basis of assets and liabilities using tax rates in effect for the year in which the differences are expected to reverse. Since adoption, the Company has generated deferred tax assets resulting primarily from the net operating losses incurred that may be used to offset future taxable income.

The Company has incurred significant losses for both accounting and tax purposes in fiscal 1997 and prior years and has accumulated tax losses of approximately $ 8,550,000 and tax credits of approximately $ 20,000 as of June 30, 1997. There was no tax expense or benefit recorded in fiscal 1997 in the accompanying Statement of Operations.

Deferred tax assets at June 30, 1997 are comprised of the following:

  Deferred tax assets:
       Loss carryforwards                                 $ 3,421,000
       Research & development credits                          20,000
       Reserves for bad debts
         and sales returns                                    125,000
       Deferred compensation                                  100,000
       Deferred Revenue and credits                           113,000
       Trade payables and accrued liabilities                 296,000
       Other                                                   36,000
                                                          -----------
          Total deferred tax asset                          4,111,000
       Less: valuation allowance                           (4,111,000)
                                                          -----------
          Net deferred tax asset                                 ---
                                                          ===========


Net operating loss carryforwards will expire beginning June 30, 2009. Due to changes in ownership, the amount of net operating loss carryforwards which can be offset against future taxable income, if any, may be limited. A valuation allowance for the full amount of the deferred tax asset has been recorded primarily due to the uncertainty surrounding the Company's ability to generate sufficient taxable income to realize the benefits of the net operating loss carryforwards and other tax assets.

8.  MAJOR CUSTOMERS

During fiscal 1997, there were no customers which individually accounted for 10 % or more of the Company's total revenues.

9.  RELATED PARTY TRANSACTIONS

As described in Note 5 (b), the Company leases certain of its assets. One of the Company's directors is also a director of the leasing company.

In fiscal 1997, the Company issued 1,163,750 common shares to one of its' shareholders who was also employed as the Company's Chief Executive Officer. This transaction, which was valued at $ 395,675, was accrued for as a compensation expense and an issuance of common stock.

As of June 30, 1997 the Company had loans receivable from certain shareholders and directors totaling approximately $ 115,000 and had loans payable to these shareholders and directors totaling approximately $ 186,000. The net amount of approximately $ 71,000 was included in accounts payable and accrued liabilities. All of these amounts were settled in full as part of the settlement agreements made with such individuals in connection with the sale of the Company (see Note
10).

Interest in the amount of approximately $ 85,000 was payable at June 30, 1997 on notes payable to several of the Company's investors. These notes were for bridge loans made by these investors, between May and August 1996, in anticipation of the equity raised in September 1996. In each instance, these loans were repaid and the funds used by these investors to purchase Preferred A and B shares in September 1996 (see note 6). The interest due on the bridge loans was waived as part of the settlement agreements made with these investors in connection with the sale of the Company (see Note 10).

10.  SUBSEQUENT EVENTS

On July 15, 1997 all of the Company's outstanding stock was sold to Discreet Logic, Inc., a Quebec corporation. Proceeds from the sale consisted of 555,000 newly issued shares of Discreet Logic, Inc. common stock and approximately $10,750,000 million in cash, of which approximately $4,000,000 is being held in escrow until September 30, 1999 pending the resolution of certain indemnification claims. Approximately $4,000,000 was paid to, or placed in excrow on behalf of, the employees of the Company in settlement of their agreements with the Company for such stock issuance commitments (see Note 6) as well as for services rendered. Also at closing, an amount of $425,000 was paid to investment bankers for services rendered.

11.  CONTINGENCIES

The Company is a party to various lawsuits arising in the ordinary course of business and does not believe that the outcome of these lawsuits will have a material effect on the Company's financial position or results from operations.